Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of BondBloxx Private Credit CLO ETF, a series of BondBloxx ETF Trust, under the headings “Financial Statements” and “Miscellaneous Information” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

November 27, 2024

C O H E N   &   C O M P A N Y ,   L T D.

800.229.1099  |  866.818.4538 fax  |  cohencpa.com

Registered with the Public Company Accounting Oversight Board